Exhibit 10.8

EXHIBIT C-1

FORM OF BORROWER SECURITY AGREEMENT

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (this “Agreement”), dated as of July 30, 2010 (the “Effective Date”), by and among FIFTH THIRD BANK, an Ohio banking corporation, as Agent for the benefit of the Secured Creditors (as defined below) (“Agent”), and INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), and each of the other Persons that become a Borrower under the Credit Agreement after the Closing Date (such Persons, together with ISA and ISA Indiana, are each a “Borrower” and, collectively, “Borrowers”), is as follows:

1. DEFINITIONS.

          1.1 Credit Agreement. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement dated as of the date of this Agreement among the Secured Creditors and Borrowers (the “Credit Agreement”).

          1.2 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms (whether or not underscored) are used, they shall be defined as follows:

          “Code” means the Uniform Commercial Code, as enacted in the State of Ohio, Section 1301.01 et seq. of the Ohio Revised Code, as amended from time to time.

          “Collateral” means all of each Borrower’s rights, titles and interests in and to all of each Borrower’s assets and Property, tangible and intangible, real and personal, including:

                    (i) all of each Borrower’s accounts, chattel paper, deposit accounts, documents, equipment (including all Motor Vehicles), fixtures, instruments, inventory, investment property, general intangibles, goods, and letter-of-credit rights;

                    (ii) all of each Borrower’s rights, titles and interests in and to the commercial tort claims listed, or required to be listed, in Exhibit A to this Agreement;

                    (iii) without limiting the description of the Property or any rights or interests in the Property described above in this definition of Collateral, all of each Borrower’s rights, titles and interests in and to (a) all of each Borrower’s money, cash, credit card receivables, and other funds; (b) all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any and all of each Borrower’s equipment, fixtures and other goods; (c) all of each Borrower’s agreements, securities, warrants, dividends, distributions, as-extracted collateral, tangible chattel paper, electronic chattel paper, health-care-insurance receivables, leases, lease contracts, lease agreements, payment intangibles, letters of credit, proceeds of letters of credit, promissory notes, records, choses in action, causes of actions, and software; and (d) all of each Borrower’s franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, pension plan reversions, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, and licenses;

                    (iv) all supporting obligations;

                    (v) all of the products and proceeds of all of the foregoing described Property and interests in Property, including cash proceeds and noncash proceeds, and including proceeds of any insurance, whether in the form of original collateral or any of the Property or rights or interests in Property described above in this definition of Collateral; and

                    (vii) all of the foregoing, whether now owned or existing or hereafter acquired or arising, or in which any and each Borrower now has or hereafter acquires any rights, titles or interests.

          “Motor Vehicles” means all of each Borrower’s automobiles, buses, vans, trucks, trailers, and other motor vehicles.

          “Secured Creditor Affiliate” means an Affiliate of a Secured Creditor.

          “Secured Creditors” means, collectively, Agent, each Lender, and the LC Issuer.

          1.3 Other Definitional Provisions; Construction. Unless otherwise specified,

                    (i) As used in this Agreement, accounting terms relating to Borrowers not defined in this Agreement have the respective meanings given to them in accordance with GAAP.

                    (ii) The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

                    (iii) “Hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by any Borrower is to be taken promptly, unless the context clearly indicates the contrary.

                    (iv) All of the uncapitalized terms contained in this Agreement which are now or hereafter defined under the Code will, unless the context indicates otherwise, have the meanings provided for now or hereafter in the Code.

2. GRANT OF SECURITY INTEREST; SET-OFF AND RELATED MATTERS.

          2.1 Security Interest. As security for the full, prompt and complete payment and performance by Borrowers of the Obligations, each Borrower hereby grants to, and creates in favor of, Agent, for the benefit of the Secured Creditors, a continuing security interest in, and Lien on, all of the Collateral.

          2.2 Set-Off. All cash, moneys, investment property and other Properties of Borrowers and the proceeds thereof now or hereafter held or received by any Secured Creditor from or for the account of Borrowers, including any and all deposits (general or special), account balances and credits of Borrowers with any Secured Creditor or any Secured Creditor Affiliate at any time existing: (i) are part of the Collateral, (ii) will be held as security for the Obligations, and (iii) may be set-off and applied without notice to any Borrower (such notice being expressly waived by Borrowers) against any or all Obligations at any time following the occurrence and during the continuance of an Event of Default which has not been waived by the Secured Creditors, and each Secured Creditor or Secured Creditor Affiliate has the right at any time following the occurrence and during the continuance of an Event of Default which has not been waived by the Secured Creditors to refuse to allow withdrawals from any account of any Borrower without notice to any Borrower (such notice being expressly waived by Borrowers). Upon the occurrence and during the continuance of an Event of Default which has not been waived by the Secured Creditors, each Borrower authorizes each Secured Creditor Affiliate to pay or to deliver to Agent any deposits, financial assets, or other sums credited by, or due from, such Secured Creditor Affiliate to any Borrower for application against any or all Obligations, all without notice to Borrowers (such notice being expressly waived by Borrowers) and without any necessity on Agent’s part to resort to other security or sources of reimbursement for the Obligations; however, nothing in this Section 2.2 will impair or affect Agent’s rights under Sections 2.8(a) and 3.4(c) of the Credit Agreement. Agent will promptly notify Borrowers of Agent’s receipt of such funds for application against the Obligations, but Agent’s failure to do so will not affect the validity or enforceability thereof. Agent may give notice of the above grant of a security interest in, and assignment of, such deposits and other sums to any Secured Creditor Affiliate.

3. PERFECTION OF AGENT’S SECURITY INTEREST; DUTY OF CARE.

          3.1 Required Borrowers Actions. Until the termination of this Agreement, Borrowers shall perform any and all steps and take all actions requested by Agent, in its discretion exercised in good faith, from time to time to perfect, maintain, protect, and enforce Agent’s security interest in, and Lien on, the Collateral, including (i) executing and delivering all appropriate documents and instruments as Agent, in its discretion exercised in good faith, may determine are necessary or desirable to perfect, preserve, or enforce Agent’s interest in the Collateral, including financing statements, all in form and substance satisfactory to Agent in its discretion exercised in good faith, (ii) delivering and indorsing to Agent any warehouse receipts or other documents of title covering that portion of the Collateral which, with Agent’s consent, may be located in warehouses and in respect of which warehouse receipts are issued, (iii) upon the occurrence and during the continuance of any Event of Default which has not been waived by the Secured Creditors, transferring inventory to warehouses approved by Agent, (iv) placing notations on Borrowers’ books of account to disclose Agent’s security interest and Lien therein, and (v) taking such other steps and actions as deemed necessary or desirable by Agent to perfect and enforce Agent’s security interest in, and Lien on, and other rights and interests in, the Collateral.

          3.2 Financing Statements; Notices. Each Borrower hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office required under applicable law any initial financing statements and amendments thereto that: (i) indicate the Collateral (a) as all assets of Borrowers, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and (b) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code or required under applicable law for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower. Each Borrower hereby irrevocably authorizes Agent at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming such Borrower as debtor and Agent as secured party. Each Borrower agrees to furnish any such information to Agent promptly upon request. At Agent’s request, each Borrower will execute notices appropriate under any applicable requirements of law that Agent, in its discretion exercised in good faith, deems desirable to evidence, perfect, or protect its security interest in and other Liens on the Collateral in such form(s) as are satisfactory to Agent, in its discretion exercised in good faith. Each Borrower will pay the cost of filing all financing statements and other notices in all public offices where filing is deemed by Agent, in its discretion exercised in good faith, to be necessary or desirable to perfect, protect or enforce the security interest and Lien granted to Agent hereunder. A carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Agent is hereby authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest and Lien granted to Agent in the Collateral.

          3.3 Bailees; Consignees; Warehousemen; Landlords. No Borrower shall store any inventory at any leased location, or place any inventory with or in the possession or control of any bailee, processor, warehouseman, consignee or any other like Person who is not then a party to a Waiver Agreement (as defined below) (each “Non-Waiving Third Party”) under any arrangement, practice or agreement (oral or written), except, in each case under this Section 3.3, to the extent that: (i) Agent has consented in writing to such action, (ii) the applicable landlord, bailee, processor, warehouseman, consignee or other like Person, if requested by Agent, has executed in favor of Agent a landlord waiver and access agreement or a bailee, processor, consignee, warehouseman or similar written waiver and access agreement (each, a “Waiver Agreement”), or (iii) the value of such inventory, when added to all inventory then in the possession of all Non-Waiving Third Parties, (a) does not exceed $200,000 in the aggregate (as to all Borrowers), as of any date, and (b) does not result in an Overadvance (i.e., after reducing Eligible Inventory by the amount of such inventory in the possession of all Non-Waiving Third Parties). Nothing permitted by this Section 3.3, however, may be construed to alter in any way the criteria for Eligible Receivables or Eligible Inventory provided in the Credit Agreement.

          3.4 Impositions; Protection of Agent’s Interests. To protect, perfect, or enforce, from time to time, Agent’s rights or interests in the Collateral, Agent may, in its discretion (but without any obligation to do so), (i) discharge any Liens (other than Permitted Liens so long as no Event of Default, which has not been waived by the Secured Creditors, has occurred and is continuing) at any time levied or placed on the Collateral, (ii) pay any insurance to the extent any Borrower has failed to timely pay the same, (iii) maintain guards where any Collateral is located if an Event of Default has occurred, which has not been waived by the Secured Creditors, and is continuing, and (iv) obtain any record from any service bureau and pay such service bureau the cost thereof. All costs and expenses incurred by Agent in exercising its discretion under this Section 3.4 will be part of the Obligations, payable on Agent’s demand and secured by the Loan Collateral.

          3.5 Agent’s Duty of Care. Agent shall have no duty of care with respect to the Collateral except that Agent shall exercise reasonable care with respect to the Collateral in Agent’s custody. Agent shall be deemed to have exercised reasonable care if (i) such Property is accorded treatment substantially equal to that which Agent accords its own Property or similar Property of other Persons held by Agent or (ii) Agent takes such action with respect to the Collateral as Borrowers shall reasonably request in writing. Agent will not be deemed to have, and nothing in this Section 3.5 may be construed to deem that Agent has, failed to exercise reasonable care in the custody or preservation of Collateral in its possession merely because either (a) Agent failed to comply with any request of Borrowers or (b) Agent failed to take steps to preserve rights against any Persons in such Property. Each Borrower agrees that Agent has no obligation to take steps to preserve rights against any prior parties.

          3.6 Verification. At any time and from time to time, Agent, in its own name or in the name of others, may periodically communicate with each Borrower’s account debtors, customers and other obligors to verify with them, to Agent’s satisfaction, the existence, amount and terms of any sums owed by such account debtors, customers or other obligors to any Borrower.

          3.7 Equipment. Borrowers will, on Agent’s request, deliver to Agent any and all evidences of ownership of Borrowers’ equipment, including all certificates of title and applications for title pertaining to each Borrower’s equipment, so that Agent may cause its security interest and Lien to be noted on such certificates of title. Each Borrower will not permit any of its equipment to become an accession to other personal property not constituting part of the Collateral.

          3.8 Control Agreement. With respect to any of the Collateral for which control of such Collateral is a method of perfection under the Uniform Commercial Code, including all of Borrowers’ rights, titles and interests in deposit accounts (other than any deposit accounts expressly permitted under Section 6.14 of the Credit Agreement), investment property, electronic chattel paper and letter-of-credit rights, and without limiting the obligations of Borrowers under the provisions of Sections 3.9, 3.10, and 3.11, Borrowers will, on Agent’s request, use commercially reasonable efforts to cause to be executed, by each Person that Agent determines is appropriate, a control agreement in a form acceptable to Agent, in its discretion exercised in good faith.

          3.9 Promissory Notes and Tangible Chattel Paper. If any Borrower shall at any time hold or acquire any promissory notes or tangible chattel paper, such Borrower shall forthwith indorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignments duly executed in blank as Agent may from time to time specify.

          3.10. Electronic Chattel Paper and Transferable Records. If any Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrowers shall promptly notify Agent thereof and, at the request and option of Agent, shall take such action as Agent, in its discretion exercised in good faith, may request to vest in Agent control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

          3.11. Letter-of-Credit Rights. If any Borrower at any time is a beneficiary under a letter of credit now or hereafter, Borrowers shall promptly notify Agent thereof and, at the request and option of Agent, Borrowers shall, pursuant to an agreement in form and substance satisfactory to Agent, in its discretion exercised in good faith, will either, at the option of Agent: (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Agent of the proceeds of the letter of credit or (ii) arrange for Agent to become the beneficiary of the letter of credit, with Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

          3.12. Commercial Tort Claims. If any Borrower shall at any time hold or acquire a commercial tort claim, Borrowers shall immediately notify Agent in a writing signed by Borrowers of the particulars thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent, in its discretion exercised in good faith.

4. POWER OF ATTORNEY.

          4.1 Grant of Power. Each Borrower does hereby make, constitute and appoint Agent (or any officer or agent of Agent) as such Borrower’s true and lawful attorney-in-fact, with full power of substitution, in the name of such Borrower or in the name of Agent or otherwise, for the use and benefit of Agent, but at the cost and expense of such Borrower, (i) upon the occurrence and during the continuance of any Event of Default which has not been waived by the Secured Creditors, or otherwise in connection with Remittances received in the Lock Box, to indorse the name of such Borrower on any instruments, notes, checks, drafts, money orders, or other media of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into the possession of Agent or any Affiliate of Agent in full or part payment of any of the Obligations; (ii) upon the occurrence and during the continuance of any Event of Default which has not been waived by the Secured Creditors, to sign and indorse the name of such Borrower on any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, and any instrument or document relating thereto or to any of such Borrower’s rights therein; (iii) to file financing statements pursuant to the Uniform Commercial Code and other notices appropriate under applicable law as Agent in its discretion exercised in good faith deems necessary to perfect, preserve, and protect Agent’s rights and interests under this Agreement; (iv) upon the occurrence and during the continuance of any Event of Default which has not been waived by the Secured Creditors, to obtain the insurance referred to in Section 6.2 of the Credit Agreement and indorse any drafts and cancel any insurance so obtained by Agent; (v) upon the occurrence and during the continuance of any Event of Default which has not been waived by the Secured Creditors, to give written notice to the United States Post Office to effect change(s) of address so that all mail addressed to such Borrower may be delivered directly to Agent; and (vi) to do any and all things necessary or desirable in Agent’s discretion exercised in good faith to perfect Agent’s security interest in, and Lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement.

          4.2 Duration; Ratification of Acts. This power of attorney, being coupled with an interest, will be irrevocable for the term of this Agreement and all transactions under this Agreement and thereafter so long as any of the Obligations (other than the contingent obligations for indemnification or reimbursement for which Agent has not then given notice of a claim thereof against any Borrower) remain in existence or any Commitments of the Lenders remain in effect. Except for actions where Agent or its attorney has acted grossly negligent or with willful misconduct, each Borrower ratifies and approves all acts of such attorney, and neither Agent nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. Each Borrower will execute and deliver promptly to Agent all instruments necessary or appropriate, as determined in Agent’s discretion exercised in good faith, to further Agent’s good faith exercise of the rights and powers granted to it in this Section 4.

5. WARRANTIES AND REPRESENTATIONS. To induce the Secured Creditors to make the Loans and other extensions of credit pursuant to the Loan Documents, each Borrower represents to the Secured Creditors that the following statements are, and will continue throughout the term of this Agreement to be, true:

          5.1 Jurisdiction of Organization; Places of Business, etc. Each Borrower’s (i) jurisdiction of organization is as set forth on Exhibit A, (ii) exact legal name is as set forth on Exhibit A (as may be updated from time to time as provided in Section 6.2), (iii) chief executive office and principal place of business are set forth on Exhibit A (as may be updated from time to time as provided in Section 6.2), (iv) offices or locations where any

Borrower keeps the Collateral (except for inventory in transit) or conducts any of its business are listed on Exhibit A (as may be updated from time to time as provided in Section 6.2), (v) federal tax identification number is identified on Exhibit A, and (vi) organizational identification number in its jurisdiction of organization is identified on Exhibit A.

          5.2 Prior Locations Of Collateral. Except for inventory and motor vehicles in transit, none of the inventory or equipment constituting part of the Collateral has been at, or has been removed from, any location during the one year period preceding the date of this Agreement other than those locations set forth on Exhibit A.

          5.3 Names. All trade names, assumed names, fictitious names and other names used by Borrowers during the four month period preceding the date of this Agreement are set forth on Exhibit A, and no Borrower has, during the preceding one year period, except as may be set forth on Exhibit A, acquired any of its assets in any bulk transfer.

          5.4 Investment Property. Except as set forth on Exhibit A, no Borrower has any rights, titles or interests in, or with respect to, any investment property.

          5.5 Letter-of-Credit Rights. Except as set forth on Exhibit A, no Borrower has any rights, titles or interests in, or with respect to, any letters of credit.

          5.6 Electronic Chattel Paper. Except as set forth on Exhibit A, no Borrower has any rights, titles or interests in, or with respect to, any electronic chattel paper.

          5.7 Commercial Tort Claims. Except as set forth on Exhibit A, no Borrower has any rights, titles or interests in, or with respect to, any commercial tort claims.

          5.8 Instruments. Except as set forth on Exhibit A, no Borrower has any rights, titles or interests in, or with respect to, any instruments, including promissory notes but exclusive of checks and other items of payment received in the ordinary course of business as presently conducted by Borrowers.

          5.9 State of Title. Each Borrower has good and indefeasible title to, and ownership of, the Collateral, free and clear of all Liens except to the extent, if any, of the Permitted Liens, and exclusive of any Property for which a Borrower only has a leasehold estate.

          5.10 Priority. Agent has a first priority security interest in, and Lien on, the Collateral except to the extent, if any, of the Permitted Liens.

6. COLLATERAL COVENANTS. Until the Obligations (other than contingent obligations for indemnification or reimbursement for which Agent has not then given notice of a claim thereof against any Borrower) are fully paid, performed and satisfied and this Agreement is terminated, Borrowers will:

          6.1 Claims Against Collateral. Maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except to the extent, if any, of the Permitted Liens, and Borrowers will defend or cause to be defended the Collateral against all of the claims and demands of all Persons whomsoever (except to the extent, if any, of the Permitted Liens).

          6.2 Notice of Change in Place of Business; Names, etc. (i) Give Agent, and Agent’s counsel, Vorys, Sater, Seymour & Pease LLP, Suite 2000 Atrium Two, 221 East Fourth Street, Cincinnati, Ohio 45202, Attention: Hani R. Kallas, at least 15 Business Days advance notice in writing of (a) any change in any Borrower’s (1) chief executive office, principal place of business, or other places of business, or the opening of any new places of business, (2) registered agent’s address in the jurisdiction of such Borrower’s organization, (4) exact legal names as set forth on Exhibit A, or (4) trade names, assumed names or fictitious names from those set forth on Exhibit A, and (b) the adoption by any Borrower of any new trade names, assumed names or fictitious names and (ii) not, without the prior written consent of Agent, change a Borrower’s jurisdiction of, or form of, organization.

          6.3 Notice of Governmental or Foreign Accounts. Upon the written request by Agent and in addition to Borrowers’ obligations to notify Agent pursuant to each Borrowing Base Certificate submitted under the Credit Agreement, promptly notify Agent in writing of any contract giving rise to any Receivable with respect to which the account debtor is (i) any Governmental Authority or (ii) a business which is located in a foreign country.

          6.4 Notice of Adverse Information. Immediately notify Agent in writing of any information which any Borrower has or may receive with respect to any portion of the Collateral, having an aggregate value of $100,000 or more, which would materially and adversely affect the value thereof or the rights of Agent with respect thereto.

          6.5 Equipment. Maintain the equipment in good operating condition and repair, ordinary wear and tear excepted, make all commercially reasonable replacements thereof to maintain the value and operating efficiency thereof, and, upon the request of Agent, promptly inform Agent of any additions to or, subject to the terms of the Credit Agreement, deletions from the equipment.

          6.6 Inventory. Maintain the inventory in good and salable condition exclusive of slow-moving, obsolete or damaged inventory for which reserves or write-downs have been made on Borrowers’ books and records in accordance with GAAP and will handle, maintain and store the inventory in a safe and careful manner in accordance with all applicable laws, rules, regulations, ordinances and governmental orders.

          6.7 Insurance. Insure the Collateral in accordance with the terms of the Credit Agreement.

          6.8 Removal of Collateral. Not remove any of the Collateral (except for inventory and motor vehicles in transit) from the locations set forth in Exhibit A of this Agreement or keep any of the Collateral (except for inventory and motor vehicles in transit) at any other office or location without giving Agent and Agent’s counsel, as set forth in Section 6.2, at least 15 Business Days prior notice of such action and complying with the other terms of this Agreement; and provided that such location is within the continental United States. Borrower will not locate any inventory in any warehouse which has or will issue a negotiable warehouse receipt for such Inventory without Agent’s prior consent.

          6.9 No Liens. Not create or permit to be created or to exist any Lien on any of the Collateral except to the extent, if any, of the Permitted Liens.

7. TERM. Subject to Section 11.6 below, this Agreement will terminate on the later to occur of: (i) the full performance, payment and satisfaction of the Obligations (and all Letter of Credit Obligations are expired or terminated, but exclusive of any contingent obligations for indemnification or reimbursement for which Agent has not then given notice of a claim thereof against any Borrower) and (ii) the termination of all Commitments of each Lender under the Credit Agreement. Upon such termination, Agent shall, at Borrowers’ expense, promptly execute and deliver to Borrowers proper documentation to release the Liens on the Collateral granted hereunder or similar instrument of re-conveyance prepared by Agent, and Agent shall duly deliver to Borrowers such of the Collateral as has been released and is in the possession of Agent.

8. AGENT’S RIGHTS AND REMEDIES.

          8.1 Remedies. (i) On the occurrence of an Event of Default which has not been waived, Agent may immediately, at any time, while such Event of Default is continuing, take any one or more of the following actions, without notice, demand or legal process of any kind (except as may be required by law), all of which each Borrower waives to the fullest extent permitted by law:

                    (a) proceed to enforce payment of the Obligations and to exercise all of the rights and remedies afforded to Agent by the Code, the Uniform Commercial Code as in effect in any applicable jurisdiction, under the terms of the Loan Documents and by law and in equity provided, including those set forth below in this Section 8.1;

                    (b) take possession of the Collateral and maintain such possession on any of any Borrower’s premises at no cost to Agent, or remove the Collateral, or any part thereof, to such other place(s) as Agent may desire;

                    (c) enter on any premises on which the Collateral, or any part or records thereof, may be situated and remove the same therefrom, for which action Borrowers will not assert against Agent any claim for trespass or breach of the peace or similar claim, and Borrowers will not hinder Agent’s efforts to effect such removal;

                    (d) require each Borrower, at such Borrower’s cost, to assemble the Collateral and make it available at a place designated by Agent;

                    (e) collect, compromise, take, sell or otherwise deal with the Collateral and proceeds thereof in its own name or in the name of Borrowers, including (1) bringing suit on any one or more of the accounts, chattel paper, instruments, documents, leases or other agreements (collectively, “Contracts”) in the name of Borrowers or Agent, and exercise all such other rights respecting the Contracts, in the name of Borrowers or Agent, including the right to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any Contract and issue credits in the name of Borrowers or Agent, and including proceeding against any collateral or security provided in respect of any Contract and (2) bringing suit on any one or more of the general intangibles, in the name of Borrowers or Agent, and exercise all such other rights respecting the general intangibles, including the right to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any general intangible and issue credits in the name of Borrowers or Agent, and including proceeding against any collateral or security provided in respect of any general intangible;

                    (f) sell part or all of the Collateral at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Agent deems advisable, in Agent’s discretion, and Agent may, if Agent deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale, and without being obligated to make any sale of the Collateral regardless of notice of sale having been given;

                    (g) to the extent Agent has not so acted or is currently not so acting pursuant to the other terms of this Agreement, notify Borrowers’ customers, account debtors and any other Persons (1) obligated on the Collateral to make payment or otherwise render performance to or for the benefit of Agent and (2) that, without limiting the generality of clause (1), the Contracts and general intangibles have been assigned to Agent and that payments should be made directly to Agent;

                    (h) require Borrowers, using such form as Agent may approve, to notify Borrowers’ customers, account debtors and any other Persons, and to indicate on all of Borrowers’ correspondence to such customers, account debtors and other Persons, that the Contracts and general intangibles must be paid to Agent directly;

                    (i) sign any indorsements, assignments or other writings of conveyance or transfer in connection with any disposition of the Collateral;

                    (j) sell, assign, transfer or otherwise dispose of all or any part of the Collateral in any manner permitted by law and do any other thing and exercise any other right or remedy which Agent may, with or without judicial process, do or exercise under applicable law, and in any such sale Agent may sell, assign, transfer or otherwise dispose of all or any part of the Collateral without giving any warranties and Agent may specifically disclaim any warranties of title and similar warranties;

                    (k) apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Agent to enforce its rights and remedies under this Agreement and, as applicable, the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of Borrowers, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations until a sale or other disposition of such Collateral is finally made and consummated;

                    (l) enforce the obligations of an account debtor or other Person obligated on collateral and exercise the rights of Borrowers with respect to the obligations of the account debtor or other Person obligated on collateral to make payment or otherwise render performance to Borrowers, and with respect to any Property that secures the obligations of the account debtor or other Person obligated on collateral, in any case directly or through collection agencies or other collection specialists; and

                    (m) without limiting the provisions of Section 2.2, apply (or instruct another Person to apply) to the Obligations the balance of any deposit account that is part of the Collateral.

          (ii) Each Borrower acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management. Accordingly, Agent, in exercising its rights under this Section 8.1, shall have the widest possible latitude to preserve and protect the Collateral and Agent’s security interest in and Lien thereon. Moreover, each Borrower acknowledges and agrees that Agent shall have no obligation to, and each Borrower hereby waives to the fullest extent permitted by law any right that it may have to require Agent to, (a) clean up or otherwise prepare any of the Collateral for sale, (b) pursue any Person to collect any of the Obligations or (c) exercise collection remedies against any Persons obligated on the Collateral. Agent’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

          8.2 Notice of Disposition; Allocations. If any notice is required by law to effectuate any sale or other disposition of the Collateral, (i) Agent will give Borrowers written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof will be made, and at any such public or private sale, Agent may purchase all or any of the Collateral; and (ii) Agent and each Borrower agree that such notice will not be unreasonable as to time if given in compliance with this Agreement ten days prior to any sale or other disposition. The proceeds of the sale will be applied first to all costs and expenses of such sale including Attorneys’ Fees and other costs and expenses, and second to the payment of all Obligations in the manner and order provided in the Credit Agreement. Each Borrower shall remain liable to Agent for any deficiency. Unless otherwise directed by law, Agent will return any excess to Borrowers.

          8.3 Payment of Expenses. Each Borrower shall pay to Agent, on its demand, all out-of-pocket costs and expenses, including court costs, reasonable Attorneys’ Fees and costs of sale, incurred by Agent in exercising any of its rights or remedies hereunder, all of which constitute part of the Obligations and are secured by the Loan Collateral.

9. INDEMNIFICATION. In consideration of the execution and delivery of the Credit Agreement and extensions of credit made to Borrowers thereunder, Borrowers will indemnify and hold each Secured Creditor and each Secured Creditor’s directors, Affiliates, and agents (for the purposes of this Section 9 each is an “Indemnified Party”) harmless from and against any and all claims, losses, obligations and liabilities arising out of or resulting from any or all of (i) this Agreement and (ii) the transactions contemplated by this Agreement (including enforcement of this Agreement), except for claims, losses or liabilities to the extent arising out of or resulting from an Indemnified Party’s gross negligence or willful misconduct. The indemnification provided for in this Section 9 is in addition to, and not in limitation of, any other indemnification or insurance provided by any Borrower to any Secured Creditor.

10. NOTICE. Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with the Credit Agreement.

11. GENERAL.

          11.1 Severability. If any term of this Agreement is found invalid under Ohio law or other laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

          11.2 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CINCINNATI, OHIO. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO (WITHOUT REGARD TO OHIO CONFLICTS OF LAW PRINCIPLES).

          11.3 WAIVER OF JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SECURED CREDITORS TO EXTEND CREDIT TO BORROWERS, BORROWERS AND THE SECURED CREDITORS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE AND WITHOUT LIMITATION ON THE ABILITY OF THE SECURED CREDITORS, AND THEIR SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE OBLIGATIONS AND THE EXERCISE OF ALL OF THE SECURED CREDITORS’ RIGHTS AGAINST ANY BORROWER WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF ANY BORROWER, INCLUDING DISPOSITIONS OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. EACH SECURED CREDITOR AND EACH BORROWER CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWERS AND THE SECURED CREDITORS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THE CREDIT AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          11.4 Survival and Continuation of Representations and Warranties. All of Borrowers’ representations and warranties contained in, or incorporated by reference in, this Agreement shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of Borrowers’ request for each Loan and shall be true and correct in all material respects as of each such date.

          11.5 Agent’s Additional Rights Regarding Collateral. All of the Obligations shall constitute one obligation secured by all of the Collateral. In addition to Agent’s other rights and remedies under the Loan Documents, Agent may, in its discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default which has not been waived by the Secured Creditors: (i) exchange, enforce, waive or release any of the Collateral or portion thereof, (ii) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition) in accordance with the Credit Agreement and the other Loan Documents, and (iii) settle, compromise, collect or otherwise liquidate any such security in accordance with the Credit Agreement and the other Loan Documents without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

          11.6 Application of Payments; Revival of Obligations. Agent shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations. To the extent any Borrower makes a payment or payments to any Secured Creditor or any Secured Creditor receives any payment or proceeds of the Collateral or any other security for Borrowers’ benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by the affected Secured Creditor.

          11.7 Additional Waivers by Borrowers. Each Borrower waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Loan Documents, demand, notice of default and all other notices to which Borrowers might otherwise be entitled. Borrowers shall not assert any claim against any Secured Creditor under any theory of liability for consequential, special, indirect or punitive damages.

          11.8 Equitable Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Agent; therefore, each Borrower agrees that Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          11.9 Entire Agreement; Amendments; Counterparts; Fax Signatures. This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersede all previous understandings, written or oral, in respect thereof. Any request from time to time by Borrowers for the Secured Creditors’ amendment, modification or waiver of any provision in this Agreement must be in writing. The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by Borrowers and Agent (with the consent of the Lenders as specified in Section 12.4 of the Credit Agreement). The Secured Creditors will have no obligation to provide any amendment, modification or waiver of, or under this Agreement, requested by Borrowers, and the Secured Creditors may, for any reason in their discretion exercised in good faith, elect to withhold consent to the requested amendment, modification or waiver. Any such amendment, waiver or modification shall be binding upon the Secured Creditors, each holder of the Obligations, and Borrowers. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, Borrowers by fax transmission or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (i) may be relied on by Agent as if the document were a manually signed original and (ii) will be binding on Borrowers for all purposes of the Loan Documents.

          11.10 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

          11.11 Cumulative Remedies. The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Agent does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

          11.12 No Deemed Waiver. Failure by Agent to exercise any right, remedy or option under this Agreement or in any Loan Documents or delay by Agent in exercising the same shall not operate as a waiver by Agent of its right to exercise any such right, remedy or option.

          11.13 Recourse to Directors or Officers. The obligations of the Secured Creditors under this Agreement are solely the corporate obligations of the Secured Creditors. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, or director of any of the Secured Creditors.

          11.14 Assignment. Agent shall have the right to assign this Agreement and the other Loan Documents. Borrowers may not assign, transfer or otherwise dispose of any of their rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without Agent’s written consent (with the consent of the Lenders as specified in Section 12.4 of the Credit Agreement) shall be void. All of the rights, privileges, remedies and options given to any Secured Creditor under the Loan Documents shall inure to the benefit of the successors and assigns of the applicable Secured Creditor, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Borrowers and each Secured Creditor, respectively.

          11.15 Agent. (i) As between the Lenders, the LC Issuer and Agent, (a) Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the terms of this Agreement and the Credit Agreement and (b) by accepting the benefits of this Agreement, each Lender and the LC Issuer acknowledge and agree that (1) the obligations of Agent as holder of the Collateral and any interests therein and with respect to any disposition of any of the Collateral or any interests therein are only those obligations expressly set forth in this Agreement and the Credit Agreement and (2) this Agreement may be enforced only by the action of Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement and the Credit Agreement. (ii) As between any Borrower and Agent, Agent shall be conclusively presumed to be acting as agent for the Lenders and the LC Issuer with full and valid authority to so act or refrain from acting.

          11.16 Conflict. If there is any conflict, ambiguity, or inconsistency, in Agent’s judgment, between the terms of this Agreement and any of the other Loan Documents, then the applicable terms and provisions, in Agent’s judgment, providing the Secured Creditors with greater rights, remedies, powers, privileges, or benefits will control.

          11.17 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SECURED CREDITORS TO EXTEND CREDIT TO BORROWERS, EACH BORROWER AND EACH SECURED CREDITOR WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN OR AMONG THE SECURED CREDITORS AND BORROWERS.

          11.18 Joint and Several Obligations. The obligations of Borrowers under this Agreement are joint, several and primary. No Borrower shall be or be deemed to be an accommodation party with respect to this Agreement.

[Signature Page Follows]

          IN WITNESS WHEREOF, Agent and Borrowers, intending to be legally bound, have executed and delivered this Agreement by their duly authorized officers as of the Effective Date.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:

Harry Kletter, Chief Executive Officer

ISA INDIANA, INC.

By:

Harry Kletter, Chief Executive Officer

Accepted at Cincinnati, Ohio,
as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:

Anne B. Kelly, Vice President

Exhibit A

Borrowers’ Exact Legal Names,
Jurisdictions of Organization,
Organizational Identification Numbers,
and Federal Tax Identification Numbers:

Exact Legal Name	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number

Industrial Services of America, Inc.	Florida	175517	59-0712746
ISA Indiana, Inc.	Indiana	1998070906	35-2052295

Borrowers’ Chief Executive Office and Principal Place of Business:

ISA	7100 Grade Lane, Building #1, Louisville, Kentucky 40213
ISA Indiana	7100 Grade Lane, Building #1, Louisville, Kentucky 40213

Borrowers’ Offices or Locations Where any Collateral is Located:
(other than any chief executive office address set forth above)

A.	7110 Grade Lane, Louisville, Kentucky 40213
B.	6709 Grade Lane, Louisville, Kentucky 40213
C.	7124 Grade Lane, Louisville, Kentucky 40213
D.	7200 and 7210 Grade Lane, Louisville, Kentucky 40219
E.	1617 State Road 111, New Albany, Indiana 47150
F.	1565 E. 4th Street, Seymour, Indiana 47274
G.	7023, 7025, 7101, and 7103 Grade Lane, Louisville, Kentucky 40213
H.	1400 Cahill Drive, Lexington, Kentucky 40504
I.	7100 Grade Lane, Louisville, Kentucky 40213
J.	7020 Grade Lane, Louisville, Kentucky 40213

Trade Names, Assumed Names and Fictitious Names:

A.	Currently in Use: None.

B.	Used During Last Five Years but not Currently in Use: Fitzpatrick.

Assets Acquired in Bulk Transfer: None, other than the acquisition of certain fixed assets from Venture Metals, LLC (“Venture Metals”) pursuant to the terms of that certain Lease Agreement dated as of February 18, 2009, by and between Venture Metals and ISA.

Investment Property: Membership interest in Subsidiaries.

Issuer:	Certificate Number:	Number of Shares:	Owner:

7021 Grade	N/A	100% Interest	ISA

7124 Grade	N/A	100% Interest	ISA

7200 Grade	N/A	100% Interest	ISA

IN Real Estate	N/A	100% Interest	ISA

CWS	N/A	100% Interest	ISA

ISA Real Estate	N/A	100% Interest	ISA

Logistics	N/A	100% Interest	ISA

Recycling	N/A	100% Interest	ISA

Waste Equipment	N/A	100% Interest	ISA

Letter of Credit Rights: None.

Electronic Chattel Paper: None.

Commercial Tort Claims: None.

Instruments: None.